Exhibit 10.2

Amendment

to

Key Employee Termination Agreement

THIS AMENDMENT TO KEY EMPLOYEE TERMINATION AGREEMENT (the “Amendment Agreement”), dated as of May 29, 2012, is by and between HEICO Corporation (the “Company”) and Thomas S. Irwin (the “Executive”). Certain capitalized terms used in this Amendment Agreement and not otherwise defined herein shall have the same meanings ascribed to them in the Agreement (as the term is defined below).

Recitals

A.          The Company and the Executive entered into that certain Key Employee Termination Agreement, dated as of April 5, 1988 (the “Agreement”), pursuant to which the Company provided the Executive with assurances of continued active participation in the business of the Company and for compensation in the event of a Change in Control of the Company while the Executive was still an employee of the Company.

B.          The Executive’s employment with the Company has continued uninterrupted since the date of the Agreement and the parties have determined that it is no longer necessary to maintain the Agreement or the benefits thereof.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, conditions and agreements herein contained, the parties hereto agree as follows:

Section 1.         Effective Date. This Amendment Agreement shall be effective as of June 1, 2012 (the “Effective Date”).

Section 2.        Termination of Agreement. Notwithstanding anything contained in the Agreement, or elsewhere, to the contrary, including the terms of Section 1(iii) of the Agreement, as of the Effective Date the Agreement shall is hereby terminated and shall be of no further force or effect.

Section 3.        Miscellaneous.

(a)        Headings. The descriptive headings contained in this Amendment Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment Agreement.

(b)        Applicable Law. This Amendment Agreement shall be governed by the laws of the State of Florida, without having regard to conflict of law principles.

(c)        Assignability. This Amendment Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto, their successors and assigns. This Amendment Agreement and the rights and duties hereunder may not be assigned or assumed by operation of law or otherwise without the express prior written consent of the other parties hereto.

(d)        Counterparts. This Amendment Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The parties hereby acknowledge and agree that facsimile and PDF signatures of this Amendment Agreement shall have the same force and effect as original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment Agreement as of the date first written above.

Company:	HEICO Corporation

	By:	/s/ LAURANS A. MENDELSON
Laurans A. Mendelson, Chairman of
the Board of Directors and Chief
Executive Officer

Executive:		/s/ THOMAS S. IRWIN
Thomas S. Irwin

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